File: 333182255
Rule 424 b3


AMERICAN DEPOSITARY
SHARES
One 1 American Depositary
Share represents
Five Hundred 500 Shares

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR SHARES OF COMMON
STOCK, OF
GOLDEN GATE
PETROLEUM
INCORPORATED UNDER
THE LAWS OF AUSTRALIA
       The Bank of New York
Mellon, as depositary hereinafter
called the Depositary, hereby
certifies i that there have been
deposited with the Depositary or
its agent, nominee, custodian,
clearing agency or
correspondent, the securities
described above Shares or
evidence of the right to receive
such Shares, ii that at the date
hereof each American Depositary
Share evidenced by this Receipt
represents the amount of Shares
shown above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein
expressly provided, is entitled
upon surrender at the Corporate
Trust Office of the Depositary,
New York, New York of this
Receipt duly endorsed for
transfer and upon payment of the
charges as provided on the
reverse of this Receipt and in
compliance with applicable laws
or governmental regulations, at
Owners option 1 to delivery at
the office of the agent, nominee,
custodian, clearing agency or
correspondent of the Depositary,
to a person specified by Owner,
of the amount of Deposited
Securities represented hereby or
evidence of the right to receive
the same or 2 to have such
Deposited Securities forwarded
at his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words
Deposited Securities wherever
used in this Receipt shall mean
the Shares deposited under the
agreement created by the
Receipts as hereinafter defined
including such evidence of the
right to receive the same, and any
and all other securities, cash and
other property held by the
Depositary in place thereof or in
addition thereto as provided
herein.  The word Owner
wherever used in this Receipt
shall mean the name in which
this Receipt is registered upon
the books of the Depositary from
time to time.  The Depositarys
Corporate Trust Office is located
at a different address than its
principal executive office. Its
Corporate Trust Office is located
at 101 Barclay Street, New York,
New York 10286, and its
principal executive office is
located at One Wall Street, New
York, New York 10286.
1.	RECEIPTS.
	This American
Depositary Receipt this Receipt
is one of a continuing issue of
American Depositary Receipts
collectively, the Receipts, all
evidencing rights of like tenor
with respect to the Deposited
Securities, and all issued or to be
issued upon the terms and subject
to the conditions herein provided,
which shall govern the
continuing arrangement by the
Depositary with respect to initial
deposits as well as the rights of
holders and Owners of Receipts
subsequent to such deposits.
	The issuer of the
Receipts is deemed to be the
legal entity resulting from the
agreement herein provided for.
	The issuance of
Receipts against deposits
generally may be suspended, or
the issuance of Receipts against
the deposit of particular Shares
may be withheld, if such action is
deemed necessary or advisable
by the Depositary at any time and
from time to time because of any
requirements of any government
or governmental body or
commission or for any other
reason.  The Depositary assumes
no liability with respect to the
validity or worth of the
Deposited Securities.
2.	TRANSFER
OF RECEIPTS.
	Until the
surrender of this Receipt in
accordance with the terms
hereof, the Depositary will
maintain an office in the
Borough of Manhattan, The City
of New York, for the registration
of Receipts and transfers of
Receipts where the Owners of
the Receipts may, during regular
business hours, inspect the
transfer books maintained by the
Depositary that list the Owners
of the Receipts.  The transfer of
this Receipt is registrable on the
books of the Depositary at its
Corporate Trust Office by the
holder hereof in person or by
duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or
accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and
upon compliance with such
regulations, if any, as the
Depositary may establish for
such purpose.  This Receipt may
be split into other such Receipts,
or may be combined with other
such Receipts into one Receipt,
representing the same aggregate
number of American Depositary
Shares as the Receipt or Receipts
surrendered.  Upon such split or
combination not involving a
transfer, a charge will be made as
provided herein.  The Depositary
may close the transfer books at
any time or from time to time
when deemed expedient by it in
connection with the performance
of its duties hereunder.
3.	PROOF OF
CITIZENSHIP OR
RESIDENCE.
	The Depositary
may require any holder or Owner
of Receipts, or any person
presenting securities for deposit
against the issuance of Receipts,
from time to time, to file such
proof of citizenship or residence
and to furnish such other
information, by affidavit or
otherwise, and to execute such
certificates and other instruments
as may be necessary or proper to
comply with any laws or
regulations relating to the
issuance or transfer of Receipts,
the receipt or distribution of
dividends or other property, or
the taxation thereof or of receipts
or deposited securities, and the
Depositary may withhold the
issuance or registration of
transfer of any Receipt or
payment of such dividends or
delivery of such property from
any holder, Owner or other
person, as the case may be, who
shall fail to file such proofs,
certificates or other instruments.
4.	TRANSFERAB
ILITY;
RECORDOWNERSHIP.
	It is a condition
of this Receipt and every
successive holder and Owner of
this Receipt by accepting or
holding the same consents and
agrees, that title to this Receipt,
when properly endorsed or
accompanied by proper
instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument; provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat
the person in whose name this
Receipt is registered on the
books of the Depositary as the
absolute owner hereof for the
purpose of determining the
person entitled to distribution of
dividends and for any other
purpose.
5.	TAX
LIABILITY.
	The Depositary
shall not be liable for any taxes
or governmental or other
assessments or charges that may
become payable in respect of the
Deposited Securities, but a
ratable part of any and all of the
same, whether such tax,
assessment or charge becomes
payable by reason of any present
or future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by
the Owner hereof to the
Depositary at any time on
request.  Upon the failure of the
holder or Owner of this Receipt
to pay any such amount, the
Depositary may sell for account
of such Owner an amount of the
Deposited Securities equal to all
or any part of the amount
represented by this Receipt, and
may apply the proceeds in
payment of such obligations, the
Owner hereof remaining liable
for any deficiency.
6.	REPRESENTA
TIONS AND WARRANTIES.
	Every person
presenting Shares for deposit
shall be deemed thereby to
represent and warrant that such
Shares and each certificate, if
any, therefor are validly issued,
fully paid and nonassessable, that
such Shares were not issued in
violation of any preemptive or
similar rights of the holders of
any securities and that the person
making such deposit is duly
authorized so to do.  Every such
person shall also be deemed to
represent that the deposit of such
securities and the sale of
American Depositary Shares
representing such Shares by that
person in the United States are
not restricted under the Securities
Act of 1933, as amended the
Securities Act of 1933.  Such
representations and warranties
shall survive the deposit of such
securities and issuance of
Receipts.
	This Receipt is
issued subject, and all rights of
the holder or Owner hereof are
expressly subject, to the terms
and conditions set forth on both
sides of this Receipt, all of which
form a part of the agreement
evidenced in this Receipt and to
all of which the holder or Owner
hereof by accepting this Receipt
consents.
7.	REPORTS OF
ISSUER OF DEPOSITED
SECURITIES; VOTING
RIGHTS.
	As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary, the Depositary
believed, based on limited
investigation, that the issuer of
the Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required
by foreign law or otherwise or ii
published information in English
on its Internet website at
http:www.ggpl.com.au or
another electronic information
delivery system generally
available to the public in its
primary trading market, in either
case in compliance with Rule
12g32b under the Securities and
Exchange Act of 1934 as in
effect and applicable to that
issuer at that time.  However, the
Depositary does not assume any
duty to determine if the issuer of
the Deposited Securities is
complying with the current
requirements of Rule 12g32b or
to take any action if that issuer is
not complying with those
requirements.
	The Depositary
shall be under no obligation to
give notice to the holder or
Owner of this Receipt of any
meeting of shareholders or of any
report of or communication from
the issuer of the Deposited
Securities, or of any other matter
concerning the affairs of such
issuer, except as herein expressly
provided.  The Depositary
undertakes to make available for
inspection by holders and
Owners of the Receipts at its
Corporate Trust Office, any
reports and communication
received from the issuer of the
Deposited Securities that are both
i received by the Depositary as
the holder of the Deposited
Securities and ii made generally
available to the holders of the
Deposited Securities by the
issuer thereof.  Such reports and
communications will be available
in the language in which they
were received by the Depositary
from the issuer of the Deposited
Securities, except to the extent, if
any, that the Depositary in its
sole discretion elects to both i
translate into English any of such
reports or communications that
were not in English when
received by the Depositary and
ii make such translations, if any,
available for inspection by
holders and Owners of the
Receipts.  The Depositary has no
obligation of any kind to
translate any of such reports or
communications or to make such
translation, if any, available for
such inspection.
	The Depositary
may, in its discretion, exercise, in
any manner, or not exercise, any
and all voting rights that may
exist in respect of the Deposited
Securities.  The Depositary may,
but assumes no obligation to,
notify Owners of an upcoming
meeting of holders of Deposited
Securities or solicit instructions
from Owners as to the exercise of
any voting rights with respect to
the Deposited Securities. Upon
the written request of the Owner
of this Receipt and payment to it
of any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount
of the Deposited Securities
represented by the American
Depositary Shares evidenced by
this Receipt in accordance with
that request.
8.	DISTRIBUTIO
NS.
	Until the
surrender of this Receipt, the
Depositary a shall distribute or
otherwise make available to the
Owner hereof, at a time and in
such manner as it shall
determine, any distributions of
cash, Shares or other securities or
property other than subscription
or other rights and b may
distribute or otherwise make
available to the Owner hereof, at
a time and in such manner as it
shall determine, any distributions
of subscription or other rights, in
each case received with respect
to the amount of Deposited
Securities represented hereby,
after deduction, or upon payment
of the fees and expenses of the
Depositary described in Article
13 below, and the withholding of
any taxes in respect thereof;
provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances,
which may be an opinion of
United States counsel, that the
distribution is registered under,
or is exempt from or not subject
to the registration requirements
of, the Securities Act of 1933 or
any other applicable law.  If the
Depositary is not obligated,
under the preceding sentence, to
distribute or make available a
distribution under the preceding
sentence, the Depositary may sell
such Shares, other securities,
subscription or other rights,
securities or other property, and
the Depositary shall distribute the
net proceeds of a sale of that kind
to the Owners entitled to them,
after deduction or upon payment
of the fees and expenses of the
Depositary described in Article
13 below and the withholding of
any taxes in respect thereof.  In
lieu of distributing fractional
American Depositary Shares for
distributed Shares or other
fractional securities, the
Depositary may, in its discretion,
sell the amount of securities or
property equal to the aggregate
of those fractions.  In the case of
subscription or other rights, the
Depositary may, in its discretion,
issue warrants for such
subscription or other rights andor
seek instructions from the Owner
of this Receipt as to the
disposition to be made of such
subscription or other rights.  If
the Depositary does not distribute
or make available to Owners or
sell distributed subscription or
other rights, the Depositary shall
allow those rights to lapse.  Sales
of subscription or other rights,
securities or other property by
the Depositary shall be made at
such time and in such manner as
the Depositary may deem
advisable.
	If the Depositary
shall find in its opinion that any
cash distribution is not
convertible in its entirety or with
respect to the Owners of a
portion of the Receipts, on a
reasonable basis into U.S.
Dollars available to it in the City
of New York, or if any required
approval or license of any
government or agency for such
conversion is denied or is not
obtainable within a reasonable
period, the Depositary may in its
discretion make such conversion
and distribution in U.S. Dollars
to the extent possible, at such
time and rates of conversion as
the Depositary shall deem
appropriate, to the Owners
entitled thereto and shall with
respect to any such currency not
converted or convertible either
i distribute such foreign currency
to the holders entitled thereto or
ii hold such currency for the
respective accounts of such
Owners uninvested and without
liability for interest thereon, in
which case the Depositary may
distribute appropriate warrants or
other instruments evidencing
rights to receive such foreign
currency.
9.	RECORD
DATES ESTABLISHED BY
DEPOSITARY.
	Whenever any
cash dividend or other cash
distribution shall become payable
or any distribution other than
cash shall be made, or whenever
rights shall be offered, with
respect to Deposited Securities,
or whenever the Depositary shall
receive notice of any meeting of
Owners of Deposited Securities,
or whenever it is necessary or
desirable to determine the
Owners of Receipts, the
Depositary will fix a record date
for the determination of the
Owners generally or the Owners
of Receipts who shall be entitled
to receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, to
give instructions for the exercise
of voting rights at any such
meeting or responsible for any
other purpose for which the
record date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
	Upon i any
change in nominal value or any
subdivision, combination or any
other reclassification of the
Deposited Securities, or ii any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or consolidation
affecting the issuer of the
Deposited Securities or to which
it is a party, or iii the redemption
by the issuer of the Deposited
Securities at any time of any or
all of such Deposited Securities
provided the same are subject to
redemption, then and in any such
case the Depositary shall have
the right to exchange or
surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof  other
shares, securities, cash or
property to be issued or delivered
in lieu of or in exchange for, or
distributed or paid with respect
to, such Deposited Securities.
Upon any such exchange or
surrender, the Depositary shall
have the right, in its discretion, to
call for surrender of this Receipt
in exchange upon payment of
fees and expenses of the
Depositary for one or more new
Receipts of the same form and
tenor as this Receipt, but
describing the substituted
Deposited Securities.  In any
such case the Depositary shall
have the right to fix a date after
which this Receipt shall only
entitle the Owner to receive such
new Receipt or Receipts.  The
Depositary shall mail notice of
any redemption of Deposited
Securities to the Owners of
Receipts, provided that in the
case of any redemption of less
than all of the Deposited
Securities, the Depositary shall
select in such manner as it shall
determine an equivalent number
of American Depositary Shares
to be redeemed and shall mail
notice of redemption only to the
Owners of Receipts evidencing
those American Depositary
Shares.  The sole right of the
Owners of Receipts evidencing
American Depositary Shares
designated for redemption after
the mailing of such notice of
redemption shall be to receive
the cash, rights and other
property applicable to the same,
upon surrender to the Depositary
and upon payment of its fees and
expenses of the Receipts
evidencing such American
Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall not
incur any liability to any holder
or Owner of this Receipt i if by
reason of any provisions of any
present or future law of the
United States of America, any
state thereof, or of any other
country, or of any governmental
or regulatory authority, or by
reason of any provision, present
or future, of the charter or
articles of association or similar
governing document of the issuer
or of the Deposited Securities,
the Depositary shall be
prevented, delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing
which by the terms hereof it is
provided shall be done or
performed, ii by reason of any
nonperformance or delay, caused
as specified in clause i above, in
the performance of any act or
thing which by the terms of this
Receipt it is provided shall or
may be done or performed, iii by
reason of any exercise of, or
failure to exercise, any discretion
provided for herein, iv for the
inability of any Owner or holder
to benefit from any distribution,
offering, right or other benefit
which is made available to
holders of Deposited Securities
but is not made available to
Owners or holders, v for any
special, consequential or punitive
damages for any breach of the
terms of this Receipt or vi arising
out of any act of God, terrorism
or war or any other
circumstances beyond its control.
       The Depositary shall not
be responsible for any failure to
carry out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that
is cast either with or without the
request of any Owner, or for not
exercising any right to vote any
Deposited Securities.
       The Depositary does not
assume any obligation and shall
not be subject to any liability to
holders or Owners hereunder
other than agreeing to act without
negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
       The Depositary shall be
under no obligation to appear in,
prosecute or defend, any action,
suit or other proceeding in
respect of any of the Deposited
Securities or in respect of the
Receipts on behalf of Owners or
holders or any other persons.
The Depositary shall not be
liable for any action or nonaction
by it in reliance upon the advice
of or information from legal
counsel, accountants or any other
persons believed by it in good
faith to be competent to give
such advice or information.
       The Depositary, subject
to Article 14 hereof, may itself
become the owner of and deal in
securities of any class of the
issuer of the Deposited Securities
and in Receipts of this issue.
12.	TERMINATIO
N OF AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
	The Depositary
may at any time terminate the
agreement evidenced by this
Receipt and all other Receipts by
mailing notice of such
termination to the Owners of all
Receipts then outstanding at their
addresses appearing upon the
books of the Depositary, at least
thirty days prior to the date fixed
in such notice for termination.
On and after such date of
termination the Owner hereof,
upon surrender of this Receipt at
the Corporate Trust Office of the
Depositary, will be entitled to
delivery of the amount of the
Deposited Securities represented
hereby upon the same terms and
conditions, and upon payment of
a fee at the rates provided herein
with respect to the surrender of
this Receipt for Deposited
Securities and on payment of
applicable taxes and charges.
The Depositary may convert any
dividends received by it in cash
after the termination date into
U.S. Dollars as herein provided,
and after deducting therefrom the
fees of the Depositary and
referred to herein and any taxes
and governmental charges and
shall thereafter hold the balance
of said dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered
within thirty days after such date
of termination the Depositary
shall thereafter have no
obligation with respect to the
collection or disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration
of three months from such date
of termination the Depositary
may sell any remaining
Deposited Securities in such
manner as it may determine, and
may thereafter hold uninvested
the net proceeds of any such sale
or sales together with any
dividends received prior to such
sale or the U.S. Dollars received
on conversion thereof,
unsegregated and without
liability for any interest thereon,
for the pro rata benefit of the
Owners of the Receipts that have
not theretofore been surrendered
for cancellation, such Owners
thereupon becoming general
creditors of the Depositary with
respect to such net proceeds.
After making such sale, or if no
such sale can be made after the
expiration of one year from such
date of termination, the
Depositary shall be discharged
from all obligations whatsoever
to the holders and Owners of the
Receipts except to make
distribution of the net proceeds
of sale and of such dividends
after deducting all fees, charges
and expenses of the Depositary
or of the Deposited Securities, in
case no sale can be made, upon
surrender of the Receipts.
13.	CERTAIN
FEES AND CHARGES OF
THE DEPOSITARY.
	The Depositary may
charge any party depositing or
withdrawing Shares, any party
transferring or surrendering
Receipts, any party to whom
Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners, as applicable, i fees for
the delivery or surrender of
Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or other
property received in respect of
Deposited Securities, iii taxes
and other governmental charges,
iv registration or custodial fees or
charges relating to the Shares, v
cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses
and fees, vii depositary servicing
fees and viii any other fees or
charges incurred by the
Depositary or its agents in
connection with the Receipt
program.  The Depositarys fees
and charges may differ from
those of other depositaries.  The
Depositary reserves the right to
modify, reduce or increase its
fees upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide, without
charge, a copy of its latest
schedule of fees and charges to
any party requesting it.
	The Depositary
may charge fees for receiving
deposits and issuing Receipts, for
delivering Deposited Securities
against surrendered Receipts, for
transfer of Receipts, for splits or
combinations of Receipts, for
distribution of each cash or other
distribution on Deposited
Securities, for sales or exercise of
rights, or for other services
performed hereunder.  The
Depositary reserves the right to
modify, reduce or increase its
fees upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide, without
charge, a copy of its latest fee
schedule to any party requesting
it.
14.	PRERELEASE
OF RECEIPTS.
	Notwithstanding
any other provision of this
Receipt, the Depositary may
execute and deliver Receipts
prior to the receipt of Shares
PreRelease. The Depositary may
deliver Shares upon the receipt
and cancellation of Receipts
which have been PreReleased,
whether or not such cancellation
is prior to the termination of such
PreRelease or the Depositary
knows that such Receipt has been
PreReleased.  The Depositary
may receive Receipts in lieu of
Shares in satisfaction of a
PreRelease.  Each PreRelease
will be a preceded or
accompanied by a written
representation from the person to
whom Receipts or Shares are to
be delivered that such person, or
its customer, owns the Shares or
Receipts to be remitted, as the
case may be, b at all times fully
collateralized with cash or such
other collateral as the Depositary
deems appropriate, c terminable
by the Depositary on not more
than five 5 business days notice,
and d subject to such further
indemnities and credit
regulations as the Depositary
deems appropriate.  The number
of American Depositary Shares
which are outstanding at any
time as a result of PreReleases
will not normally exceed thirty
percent 30 of the Shares
deposited with the Depositary;
provided, however, that the
Depositary reserves the right to
change or disregard such limit
from time to time as it deems
appropriate.
	The Depositary
may retain for its own account
any compensation received by it
in connection with the foregoing.
15.	COMPLIANCE
WITH U.S. SECURITIES
LAWS.
	Notwithstanding
any terms of this Receipt to the
contrary, the Depositary will not
exercise any rights it has under
this Receipt to prevent the
withdrawal or delivery of
Deposited Securities in a manner
which would violate the United
States securities laws including,
but not limited to, Section 1A1 of
the General Instructions to the
Form F6 Registration Statement,
as amended from time to time,
under the Securities Act of 1933.
16.	GOVERNING
LAW; VENUE OF ACTIONS;
JURY TRIAL WAIVER.
	This Receipt
shall be interpreted and all rights
hereunder and provisions hereof
shall be governed by the laws of
the State of New York.
	All actions and
proceedings brought by any
Owner or holder of this Receipt
against the Depositary arising out
of or relating to the Shares or
other Deposited Securities, the
American Depositary Shares or
the Receipts, or any transaction
contemplated herein, shall be
litigated only in courts located
within the State of New York.
	EACH OWNER
AND HOLDER HEREBY
IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY
SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT
OF OR RELATING TO THE
SHARES OR OTHER
DEPOSITED SECURITIES,
THE AMERICAN
DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN,
OR THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER
BASED ON CONTRACT,
TORT OR ANY OTHER
THEORY.
17.	AMENDMENT
OF RECEIPTS.
       The form of the Receipts
and the agreement created
thereby may at any time and
from time to time be amended by
the Depositary in any respect
which it may deem necessary or
desirable. Any amendment which
shall prejudice any substantial
existing right of Owners shall not
become effective as to
outstanding Receipts until the
expiration of thirty 30 days after
notice of such amendment shall
have been given to the Owners of
outstanding Receipts; provided,
however, that such thirty 30 days
notice shall in no event be
required with respect to any
amendment which shall impose
or increase any taxes or other
governmental charges,
registration fees, cable, telex or
facsimile transmission costs,
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time
any amendment so becomes
effective shall be deemed, by
continuing to hold such Receipt,
to consent and agree to such
amendment and to be bound by
the agreement created by Receipt
as amended thereby. In no event
shall any amendment impair the
right of the Owner of any Receipt
to surrender such Receipt and
receive therefor the amount of
Deposited Securities represented
by the American Depositary
Shares evidenced thereby, except
in order to comply with
mandatory provisions of
applicable law.